4 W. Rockland Road, P.O. Box 9, Montchanin, DE 19710 www.acornenergy.com Tel: (302) 656-1707 Fax: (302) 656-1703

March 31, 2012

Mr. George Morgenstern
5 Shalvah Place
Monsey, New York 10952

Re:    Amendment of Consulting Agreement

Dear George:

This letter will serve to confirm that pursuant to action taken by the Board of Directors of Acorn Energy, Inc. (the “Corporation”) on March 30, 2012, the Board authorized that your Consulting Agreement with the Corporation dated as of March 9, 2006 and as previously amended (the “Agreement”) be extended on a month-to-month basis until either party notifies the other in writing at least 10 days prior to any month-end that it wishes to terminate such Agreement, in which case the term shall end as of the last day of the month in which such notice is timely given. You will be paid a pro rata portion (i.e., $4,687.50) of your annualized, non-accountable expense allowance each month by the Corporation and by DSIT Solutions, Ltd. (“DSIT”) on the basis agreed in the letter dated March 15, 2011. By its execution of this amendment below, DSIT agrees to pay its monthly share of your annualized allowance (i.e., $3,125), and acknowledges that such payment will inure to its benefit.

Very truly yours,

By:
John A. Moore
President and CEO

AGREED AND ACKNOWLEDGED:

DSIT SOLUTIONS, LTD.

By:
Benny Sela
CEO

ACCEPTED AND AGREED:

GEORGE MORGENSTERN